EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Secure Computing Corporation for the registration of 8,475,042 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Secure Computing Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP




Minneapolis, Minnesota
April 29, 1998